Exhibit (h)(vi)(B)

SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through September 1, 2021 (the “applicable Period”)

Advisory Fee Breakpoint for each of the Funds listed below:

Net Assets		Net Assets	Rate
0	>	$500,000,000	0.40%
$500,000,000 and above			0.31%

Funds

Direxion All Cap Insider Sentiment Shares

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Net Assets		Net Assets	Rate
0	>	$1,500,000,000	0.75%
$1,500,000,000	>	$2,000,000,000	0.70%
$2,000,000,000	>	$2,500,000,000	0.65%
$2,500,000,000	>	$3,000,000,000	0.60%
$3,000,000,000	>	$3,500,000,000	0.55%
$3,500,000,000	>	$4,000,000,000	0.50%
$4,000,000,000	>	$4,500,000,000	0.45%
$4,500,000,000 and above			0.40%

Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI Developed Markets Bull 3X Shares

Direxion Daily MSCI Developed Markets Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI India Bull 3X Shares

Direxion Daily MSCI India Bear 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Retail Bear 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily MSCI Brazil Bull 3X Shares

Direxion Daily MSCI Brazil Bear 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily MSCI South Korea Bear 3X Shares

Direxion Daily MSCI Japan Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bear 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily Dow 30 Bull 3X Shares

Direxion Daily Dow 30 Bear 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Daily Consumer Discretionary Bear 3X Shares

Direxion Daily Consumer Staples Bull 3X Shares

Direxion Daily Consumer Staples Bear 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily Utilities Bear 3X Shares

Direxion Daily MSCI Canada Bull 3X Shares

Direxion Daily MSCI Canada Bear 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily Aerospace & Defense Bear 3X Shares

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily MSCI Mexico Bear 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Transportation Bear 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Industrials Bear 3X Shares

Direxion Daily Metals & Mining Bull 3X Shares

Direxion Daily Metals & Mining Bear 3X Shares

Direxion Daily MSCI Italy Bull 3X Shares

Direxion Daily MSCI Italy Bear 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bear 3X Shares

Direxion Daily EURO STOXX 50® Bull 3X Shares

Direxion Daily EURO STOXX 50® Bear 3X Shares

Direxion Daily Dow Jones Internet Bull 3X Shares

Direxion Daily Dow Jones Internet Bear 3X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares

Direxion Daily Communication Services Index Bull 3X Shares

Direxion Daily Communication Services Index Bear 3X Shares

Direxion Daily S&P 500® High Beta Bull 3X Shares

Direxion Daily S&P 500® High Beta Bear 3X Shares

Direxion Daily MSCI Turkey Bull 3X Shares

Last Updated: August 27, 2019